EXHIBIT 21.1





                        List of Registrant's Subsidiaries



                                                                     Percentage
                                                                      Owned by
Name                                       Jurisdiction              Registrant
------------------------------             ------------              ----------
Globalware Computing, Inc.                 Illinois                        100%

AvantGo Europe Limited                     U.K.                            100%